Exhibit 10.5

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 21st day of December, 2009, by BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership (“Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Administrative Agent”), as Administrative Agent on behalf of itself and the other Lenders (collectively, “Lenders”) now or hereafter made a party to the Credit Agreement (defined below).

PRELIMINARY STATEMENTS

Administrative Agent, the Lenders, and Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company (“Borrower”) have entered into that certain Construction Loan Agreement, dated as of September 6, 2007 (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit Agreement”), which Credit Agreement sets forth the terms and conditions of a construction loan agreement in the original amount of $42,000,000 (the “Loan”).  The Loan is guaranteed by Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (“Parent Company”) pursuant to that certain Guaranty Agreement dated as of September 6, 2007.  Parent Company is the borrower under the Credit Agreement and the Loan and is the sole owner of Guarantor.  Borrower, Parent Company, Administrative Agent and Lenders are executing that certain Second Amendment Agreement (the “Second Amendment”), dated as of the date hereof, by which Lenders have agreed, inter alia, to extend the maturity date of the Loan.  Lenders have requested that, as a condition to entering into the Second Amendment, Guarantor execute and deliver this Guaranty and the Carpenter Second Lien Deed of Trust (as defined in the Second Amendment and as used herein).  Parent Company has agreed to cause Guarantor to execute and deliver this Guaranty because of the substantial direct and indirect benefit to be derived from the Second Amendment.

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Credit Agreement.  This Guaranty is one of the Loan Documents described in the Credit Agreement.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to Borrower, Guarantor hereby guarantees to Administrative Agent and the other Lenders the prompt and full, payment of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

GUARANTY AGREEMENT	Page 1

Exhibit 10.5

1.           Guaranty of Payment.  Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and the other Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (a) the terms of any Note, the Credit Agreement, any application, agreement, note or other document executed and delivered in connection with any Swap Transaction or any other Loan Documents, and any indemnifications contained in the Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (a) and (b) above in this Section 1 is herein collectively called the “Indebtedness”).  This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lenders in stages or installments.  The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.  The obligations of Guarantor under this Guaranty are secured by the Carpenter Second Lien Deed of Trust and, notwithstanding anything herein to the contrary, the Guarantor’s liability under this Guaranty, and Lender’s recourse against the Guarantor hereunder, shall be limited to Guarantor’s interest in the property described in the Carpenter Second Lien Deed of Trust (the “Property”) and any other security furnished under the Carpenter Second Lien Deed of Trust.  In any action to foreclose the Carpenter Second Lien Deed of Trust or to otherwise realize upon any security furnished under the Carpenter Second Lien Deed of Trust or to collect any amount payable hereunder, no judgment for the repayment of this Guaranty will be enforced against Guarantor personally or against any property of Guarantor other than the Property and other security furnished under the Carpenter Second Lien Deed of Trust.  Notwithstanding the foregoing, nothing contained in this paragraph shall be construed as prohibiting Lenders from exercising any and all remedies which the other Loan Documents permit, including the right to bring actions or proceedings against Borrower or Parent Company and to enter a judgment against Borrower or Parent Company.  Guarantor shall be fully liable for compliance with the terms, conditions and agreements set forth in the Carpenter Second Lien Deed of Trust and all amounts which may be due and owing by Guarantor thereunder.  Any amount actually received by Lenders resulting from the exercise of their remedies under this Guaranty and the Carpenter Second Lien Deed of Trust shall be applied against the Guaranteed Obligations in such order and manner as determined by Lenders in their sole discretion.

2.           Liability of Guarantor.

(a)           This Guaranty is an absolute, irrevocable and unconditional guaranty of payment.  Guarantor shall be liable for the payment of the Guaranteed Obligations as a primary obligor.  This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights and privileges to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, whether existing under statute, at law or in equity, to require Administrative Agent, on behalf of the Lenders, to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.

(b)           Guarantor hereby agrees that the occurrence of any one or more of the following events or circumstances shall constitute a default (herein, “Event of Default”) under this Guaranty:

GUARANTY AGREEMENT	Page 2

Exhibit 10.5

(i)           a Default (as defined in the Credit Agreement) by Borrower or any other Loan Party in payment of the Guaranteed Obligations, or any part thereof, when such indebtedness becomes due (subject to any applicable grace period), either by its terms or as the result of the exercise of any power to accelerate; or

(ii)          the failure of Guarantor (subject to any applicable grace period) to (A) pay timely, completely and satisfactorily any of the Guaranteed Obligations or (B) perform timely any of the covenants, terms and conditions of this Guaranty or any other Loan Documents applicable to Guarantor; or

(iii)         if Guarantor: (1) (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any Debtor Relief Laws, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property; or (2) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Laws or seeking appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or one hundred twenty (120) days next following the date of its filing; or (3) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (4) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or (4) fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon its property; or (5) fails to pay within thirty (30) days any final (unappealable) money judgment against it; or

(iv)         the falsity in any material respect of, or any material omission in, any representation made to Lender by Guarantor under this Guaranty or any other Loan Document to which Guarantor is a party; or

(v)          the occurrence of a default or an event of default under the Carpenter Loan Agreement (as defined in the Second Amendment) which is not cured within any applicable notice or grace period.

GUARANTY AGREEMENT	Page 3

Exhibit 10.5

Upon the occurrence and during the continuation of such Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Administrative Agent, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Administrative Agent of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay all of the Indebtedness, or perform or observe the agreement, covenant, term or condition then to be performed by Guarantor, as the case may be, and pay all damages and all costs and expenses that may arise in consequence of such Event of Default (including, without limitation, reasonable attorneys’ fees and expenses, investigation costs, court costs, and any and all other costs and expenses reasonably incurred by Administrative Agent and the Lenders in connection with the collection and enforcement of this Guaranty, the Loan or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal.  It shall not be necessary for Administrative Agent, on behalf of the Lenders, in order to enforce such payment by Guarantor, first to have a default occur under the Loan or the other Loan Documents, to accelerate the Loan, to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness, or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to join Borrower or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent, on behalf of the Lenders, from suing on the Loan or foreclosing any Mortgage or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Loan and any Mortgage, and Administrative Agent and the Lenders shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.  At any sale of any Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, any Lender may at its discretion purchase all or any part of any Property or other such collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Credit Agreement and the other Loan Documents.

(c)           Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent and the other Lenders against any party hereto.  Any time that Administrative Agent, on behalf of the Lenders, is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment.

3.           Certain Agreements and Waivers by Guarantor.

(a)           Guarantor hereby agrees that neither Lenders’ rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, circumstances or tights, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

GUARANTY AGREEMENT	Page 4

Exhibit 10.5

(i)           any limitation of liability or recourse in any other Loan Document or arising under any law;

(ii)          any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

(iii)         the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv)         any homestead exemption or any other exemption under applicable law;

(v)          any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

(vi)         whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lenders covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations;

(vii)        the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

(viii)       either with or without notice to or consent of Guarantor: any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent, on behalf of the Lenders, to Borrower, Guarantor, and/or any other Person at any time liable for the payment of any or all of the Guaranteed Obligations;

GUARANTY AGREEMENT	Page 5

Exhibit 10.5

(ix)           any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent, on behalf of the Lenders, to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(x)            any failure of Administrative Agent, on behalf of the Lenders, to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Administrative Agent, on behalf of the Lenders, against Borrower or any security or other recourse, or of any new agreement between Lenders and Borrower, it being understood that Lenders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and the Guarantor shall be responsible for obtaining for itself information regarding the Borrower, including, but not limited to, any changes in the business or financial condition of the Borrower, and the Guarantor acknowledges and agrees that the Administrative Agent and the other Lenders shall have no duty to notify the Guarantor of any information which the Administrative Agent and the other Lenders may have concerning the Borrower.

(xi)          if for any reason any Lender is required to refund any payment by Borrower to any other party liable for the payment of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(xii)          the making of advances by Administrative Agent to protect its interest in any collateral, preserve the value of any collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(xiii)         the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Administrative Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, any Note, the Credit Agreement, or any other Loan Document;

(xiv)         the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment of any or all of the Guaranteed Obligations); or

GUARANTY AGREEMENT	Page 6

Exhibit 10.5

(xv)          any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent and the other Lenders.

(b)           In the event any payment by Borrower or any other Person to any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to any Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lenders of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by any such Lender or paid by any such Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by any such Lender and any reasonable attorneys’ fees, costs and expenses paid or incurred by any such Lender in connection with any such event.  It is the intent of Guarantor and Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.  Administrative Agent, on behalf of the Lenders, shall be entitled to continue to hold this Guaranty in its possession for a period of one year from the date the Guaranteed Obligations are paid in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Lenders hereunder.

(c)           If acceleration, of the time for payment of any amount payable by Borrower under any Note, the Credit Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent, on behalf of the Lenders.

(d)           This Guaranty may not be changed orally and no obligation of the Guarantor can be released or waived by Administrative Agent, on behalf of the Lenders, except by a signed writing by an authorized officer of Administrative Agent.

4.           Subordination.  If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)           such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

GUARANTY AGREEMENT	Page 7

Exhibit 10.5

(b)           Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid;

(c)           Guarantor hereby assigns and grants to Administrative Agent, on behalf of the Lenders, a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below.  In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent, on behalf of the Lenders, shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid.  If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 4, Guarantor shall pay the same to Administrative Agent, on behalf of the Lenders, immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent, on behalf of the Lenders, and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent; and

(d)           Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 1, including, but not limited to, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Administrative Agent of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor.  All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

5.           Other Liability of Guarantor or Borrower.  If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lenders other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lenders hereunder shall be cumulative of any and all other rights that Lenders may have against Guarantor.  If Borrower is or becomes indebted to Lenders for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of Borrower to Lenders may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of Administrative Agent to be applied to the Indebtedness, in Administrative Agent’s sole discretion, be applied upon indebtedness of Borrower to Lenders other than the Indebtedness.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.  Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, its capacity as a general partner.

GUARANTY AGREEMENT	Page 8

Exhibit 10.5

6.           Successors and Assigns.  This Guaranty is for the benefit of Administrative Agent and other Lenders and their successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations.  Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.

7.           Binding Effect.  This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns.  If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

8.           Governing Law; Forum; Consent to Jurisdiction.  This Guaranty is an agreement executed under seal.  The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  If any Guarantor is a corporation, the designation “(SEAL)” on this Guaranty shall be effective as the affixing of such Guarantor’s corporate seal physically to this Guaranty.  All obligations of Guarantor hereunder are payable at the place or places where the Guaranteed Obligations are payable.  Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in Dallas County, Texas, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction.  Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Administrative Agent receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent, on behalf of the other Lenders, to bring proceedings against Guarantor in any other court or jurisdiction.  Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted.  The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto.  Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Administrative Agent shall deem necessary and desirable.

GUARANTY AGREEMENT	Page 9

Exhibit 10.5

9.           Invalidity of Certain Provisions.  If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

10.           Attorneys’ Fees and Costs of Collection.  Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Administrative Agent, on behalf of the other Lenders, in the enforcement of or preservation of Lenders’ rights under this Guaranty including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one.  Guarantor agrees to pay interest on any expenses or other sums due to Administrative Agent under this Section 10 that are not paid within ten (10) days after the same became due, at a rate per annum equal to the Past Due Rate.  Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations.

11.           Payments.  All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12.           Controlling Agreement.  It is not the intention of Lenders or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law.  Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law.  The provisions of this Section 12 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Administrative Agent, on behalf of the Lenders.

GUARANTY AGREEMENT	Page 10

Exhibit 10.5

13.           Representations, Warranties, and Covenants of Guarantor.  Guarantor hereby represents, warrants, and covenants to Administrative Agent and the other Lenders that (a) Guarantor will derive a material and substantial benefit, directly or indirectly, from the Second Amendment; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor, (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or subject to acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full limited partnership power and authority to enter into and perform this Guaranty; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor that is reasonably likely to have a Material Adverse Effect; (f) all financial statements and information heretofore furnished to Administrative Agent by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent by Guarantor will, present, in all material respects, the financial condition of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (h) Lenders have no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully apprised of Borrower’s financial and business condition; (i) Guarantor acknowledges and agrees that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from Borrower or any other Person; and (j) Guarantor has read and fully understands the provisions contained in the Note, the Credit Agreement and the other Loan Documents.  Guarantor’s representations, warranties and covenants are a material inducement to Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

14.           Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

GUARANTY AGREEMENT	Page 11

Exhibit 10.5

15.           Cumulative Rights.  The exercise by Administrative Agent, on behalf of the Lenders, of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  Administrative Agent, on behalf of the Lenders, shall have all rights, remedies and recourses afforded to Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Administrative Agent, on behalf of the Lenders, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive.  No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.  The granting of any consent, approval or waiver by Administrative Agent, on behalf of the Lenders, shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose.  No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances.  No provision of this Guaranty or any right, remedy or recourse of Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and Which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Administrative Agent, on behalf of the Lenders.

16.           Term of Guaranty.  This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid and discharged, except that, (a) this Guaranty shall terminate and Guarantor shall have no liability hereunder at such time as the Carpenter Second Lien Deed of Trust is released, and (b) notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect (i) with respect to any of the Guaranteed Obligations that survive the full and final payment of the indebtedness evidenced by the Credit Agreement and other Loan Documents, (ii) with respect to all obligations and liabilities of Guarantor under Section 10 and (iii) as provided in Section 3(b).

17.           Financial Statements.  Guarantor shall provide or cause to be provided to Administrative Agent such financial information and reports as may be required by the terms of or the Carpenter Second Lien Deed of Trust.

GUARANTY AGREEMENT	Page 12

Exhibit 10.5

18.           Disclosure of Information.  Subject to the terms of the Credit Agreement, Lenders may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to Lenders’ affiliates, to any regulatory body having jurisdiction over Lenders and to any other parties as necessary or appropriate in any Lender’s reasonable judgment, any information Lenders now have or hereafter obtain pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit or other information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.

19.           INTENTIONALLY OMITTED.

20.           Subrogation.  Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness has been fully and finally paid.  This waiver is given to induce Lenders to make the Loan to Borrower.

21.           Further Assurances.  Guarantor at Guarantor’s expense will promptly execute and deliver to Administrative Agent upon Administrative Agent’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

22.           No Fiduciary Relationship.  The relationship between Lenders and Guarantor is solely that of lender and guarantor.  Lenders have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of any Lender.

23.           Interpretation.  If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons, jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such Person, jointly and severally and Administrative Agent, on behalf of all Lenders, may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under any Mortgage and/or applicable law with respect to any Property or any other Loan Documents.  The term “Administrative Agent” shall be deemed to include any subsequent administrative agent appointed under the Credit Agreement.  Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender.  Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.  All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document.  The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty.  The terms “include” and “including” shall be interpreted as if followed by the words “without limitation”.  All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency.  For purposes of this Guaranty, “Person” or “Persons” shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

GUARANTY AGREEMENT	Page 13

Exhibit 10.5

24.           Time of Essence.  Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

25.           Counterparts.  This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.

26.           Entire Agreement.  This Guaranty embodies the entire agreement between Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations.  This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations.  No condition or conditions precedent to the effectiveness of this Guaranty exist.  This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent.  This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent, on behalf of the Lenders, and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

27.           Dispute Resolution.

(a)           Arbitration.  Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties hereto, including any such controversy, claim or dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (collectively, a “Dispute”), shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the applicable rules for arbitration of disputes of JAMS LLC, a Delaware limited liability company, or any successor thereof (“JAMS”), and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control: The filing of a court action is not intended to constitute a waiver of the right of Guarantor or Lenders, including the suing party, thereafter to require submittal of the Dispute to arbitration.  Any party to this Guaranty may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action.  For the purposes of this dispute resolution provision only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.

(b)           Special Rules.

(i)           The arbitration shall be conducted in Dallas, Texas.

GUARANTY AGREEMENT	Page 14

Exhibit 10.5

(ii)           The arbitration shall be administered by JAMS, who will appoint an arbitrator, if JAMS is unable to administer or legally precluded from administering the arbitration, then the American Arbitration Association will serve.  All Disputes shall be determined by one arbitrator, however, if the amount in controversy in a Dispute exceeds One Million Dollars ($1,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the “arbitrator”).

(iii)          All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)          The judgment and the award, if any, of the arbitrator shall be issued with thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)           The arbitrator will have the authority to decide whether any Dispute is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Disputes is the equivalent of the filing of a lawsuit.

(vi)          Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator.

(vii)         The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.

(c)           Reservations of Rights.  Nothing in this Guaranty shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Guaranty, (ii) apply to or limit the right of Administrative Agent, on behalf of the Lenders, (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Guaranty in a third-party proceeding in any action brought against any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts), or (iii) limit the right of Guarantor to obtain from a court provisional or ancillary remedies (such as but not limited to injunctive relief), which right may be exercised by Guarantor before or during the pendency of any arbitration proceeding brought pursuant to this Guaranty.  Administrative Agent, on behalf of the Lenders, may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Guaranty.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

GUARANTY AGREEMENT	Page 15

Exhibit 10.5

(d)           Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)           Jury Trial Waiver in Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

28.           WAIVER OF JURY TRIAL.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS GUARANTY, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, GUARANTOR AND ADMINISTRATIVE AGENT, ON BEHALF OF ALL LENDERS, WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND ADMINISTRATIVE AGENT, ON BEHALF OF ALL LENDERS, AND GUARANTOR AND ADMINISTRATIVE AGENT HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  GUARANTOR AND ADMINISTRATIVE AGENT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

GUARANTY AGREEMENT	Page 16

Exhibit 10.5

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN  THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

GUARANTY AGREEMENT	Page 17

Exhibit 10.5

IN WITNESS WHEREOF, Guarantor duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor:	GUARANTOR:

c/o Behringer Harvard Funds 15601 Dallas Parkway, Suite 600 Addison, TX 75001 Attention: Gerald J. Reihsen, III	BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership
	By:	BEHRINGER HARVARD 250/290 CARPENTER GP, LLC, a Texas limited liability company, its sole general partner
By:
Name: Gerald J. Reihsen, III
Title: Secretary

Address of Administrative Agent:

Bank of America, N.A.
901 Main Street, 21st Floor
Dallas, TX 75202
Attention: Real Estate Loan Administration
Fax No.: 214/209-1571

LIMITED GUARANTY AGREEMENT	Signature Page